UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010

QUANTUM SOLAR POWER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52686	27-1616811
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

3900 Paseo del Sol, Suite C09
Santa Fe, NM	87507
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (505)-216-0725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 27, 2010, the Quantum Solar Power Corp. (“the Company”) increased the size of its Board of Directors from two (2) to four (4) and appointed Robert Kramer and Huitt Tracey to fill the vacancies created by the increase.

Mr. Kramer, age 64, has been a founder/principal of a number of private companies offering commercial real estate financing, venture capital and tax driven investments. He was a joint venture partner in an enterprise that raised exploration funding for approximately 20 Canadian mining companies. Robert has served in senior executive and non-executive positions with public mining and technology companies, and is presently Director and Chair of the Audit Committee of NYSE Amex listed Metalline Mining Company. A graduate of the University of California at Berkeley with a degree in economics, Robert has been a member of the Canadian Institute of Chartered Accountants and the Institute of Chartered Accountants of British Columbia for over 35 years. He is a Registered Certified Public Accountant in the State of Illinois and a member of the Washington Society of Certified Public Accountants. In 2005 he was admitted as a Fellow to The Institute of Chartered Secretaries and Administrators.

Mr. Tracey, age, 50, has been involved in the North American venture capital markets for over 20 years. Serving in capacities as a stockbroker, Director, Officer or IR consultant, he has provided expertise to many companies in industries including advanced technology, IP, telecommunication, bio-technology, energy and mining. In more than a decade as an Account Executive with brokerage firms that specialize in the corporate financing of American and Canadian ventures, he assisted in the initial public offering and development funding of many now well-established companies that pioneered innovative and disruptive technologies.

Mr. Kramer and Mr. Tracey will serve as members of the Audit Committee in addition to their duties as directors of the Company.

The Company does not have compensation agreements with either Mr. Kramer or Mr. Tracey.

ITEM 7.01 REGULATION FD DISCLOSURE.

U.S. and Foreign Private Placement Offerings

On May 28, 2010, the Company’s Board of Directors approved two concurrent private placements as follows:

U.S. Private Placement

The Company’s Board of Directors approved a private placement offering of up to 5,000,000 shares of the Company’s common stock at a price of $1.00 per share (the “U.S. Private Placement”). This offering will be made to the United States persons who are accredited investors as defined in Regulation D of the Securities Act of 1933 (the “Act”).

Foreign Private Placement

The Company’s Board of Directors also approved a concurrent private placement offering of up to 5,000,000 shares of the Company’s common stock at a price of $1.00 per share (the “Foreign Private Placement”). This offering will be made to persons who are not “U.S. Persons” as defined under Regulation S of the Act.

The Company intends to use the net proceeds from these financings to further develop its NGDTM Technology and for working capital purposes. There is no assurance that the U.S. Private Placement or the Foreign Private Placement will be completed on the above terms or at all.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Quantum’s securities in the United States. The securities have not been registered under the United States Securities Act of 1933 and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

News Release dated June 1, 2010 – Approval of Private Placement Offerings

Attached as Exhibit 99.1 to this report, and incorporated by reference herein, is a news release issued by the Company on June 1, 2010. The news release provides information on the approval of two private placement offerings.

News Release dated June 1, 2010 – Appointment of Directors

Attached as Exhibit 99.2 to this report, and incorporated by reference herein, is a news release issued by the Company on June 1, 2010. The news release announced the appointment of two members to the Board of Directors.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	News Release dated June 1, 2010.

99.2	News Release dated June 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM SOLAR POWER CORP.

Date: June 1, 2010
By:
/s/ Daryl J. Ehrmantraut

Name: Daryl J. Ehrmantraut
Title: President and Chief Executive Officer